UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 7, 2004

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9186	59-2857021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

24301 Walden Center Drive,
Bonita Springs, Florida 34134		34134
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (239) 947-2600

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Section 8 Other Events
Item 8.01. Other Events
SIGNATURE
EX-99.1 PRESS RELEASE

(c)	Exhibits

Exhibit	Title
Number
99.1	Press Release of WCI Communities, Inc. dated September 7, 2004

Section 8 Other Events

Item 8.01. Other Events

     On September 7, 2004 WCI Communities, Inc. issued a press release announcing that it anticipates only a small impact to earnings this quarter from recent hurricanes Francis and Charley, both of which made landfall in Florida over the past 30 days (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1.

     The information being furnished shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.
Date: September 9, 2004	By:	/s/ Vivien N. Hastings
		Name:	Vivien N. Hastings
		Title:	Senior Vice President